As filed with the Securities and Exchange Commission on January 21, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DYNAMEX INC.

(Exact name of registrant as specified in its charter)

Delaware	86-0712225
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1870 Crown Drive
Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Amended and Restated 1996 Stock Option Plan

(Full title of the plan)

Ray E. Schmitz	Copy to:
Vice President and Chief Financial Officer	Bruce H. Hallett
Dynamex Inc.	Hallett & Perrin
1870 Crown Drive	2001 Bryan St., Suite 3900
Dallas, Texas 75234	Dallas, Texas 75201
(214) 561-7500
(Name, address and telephone number
including area code of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
Securities	Amount	offering	aggregate	Amount of
To be	to be	price	offering	registration
Registered	registered (1)(2)	per share (3)	price (3)	fee (4)

Common Stock, $.01 par value	750,000 Shares	$18.20	$13,650,000	$1,606.61

(1)   Consists of shares of common stock of Dynamex Inc. (the “Company”) to be issued upon exercise of awards under the Company’s Amended and Restated 1996 Stock Option Plan.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)   Pursuant to Rule 416, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(3)   Estimated solely for purpose of calculating the registration fee.

(4)   Calculated by multiplying 0.0001177 by the proposed maximum aggregate offering price.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information specified in Part I of Form S-8 (Items 1and 2) will be sent or given to the Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant (the “Company”) hereby incorporates by reference in this registration statement the following documents previously filed by the Company with the Securities and Exchange Commission (the “Commission”):

(1) The Company’s Annual Report on Form 10-K filed with the Commission for the fiscal year ended July 31, 2004;

(2)  The Company’s Quarterly Report on Form 10-Q filed with the Commission for the fiscal quarter ended October 31, 2004; and

(3) The description of the Common Stock of the Company set forth in the registration statement on Form 8-A contained in the latest registration statement filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The registrant’s certificate of incorporation eliminates to the fullest extent permissible under the corporation laws of the State of Delaware the liability of the directors to the registrant and the stockholders for monetary damages for breach of fiduciary duty as a director.  The registrant’s bylaws require the registrant to indemnify each of its directors and officers, acting in such capacity, so long as such person acted in good faith and in a manner reasonably believed to be in, and not opposed to, the best interests of the registrant.  Such indemnification may be made only upon a determination that such indemnification is proper in the circumstances because the person to be indemnified has met the applicable standards of conduct to permit indemnification under the law.  The registrant is also required to advance to such persons payment for their expenses incurred in defending a proceeding to which indemnification might apply, provided the recipient provides an undertaking agreeing to repay all such advanced amounts if it is ultimately determined that such person is not entitled to be indemnified.

The registrant also maintains a directors’ and officers’ liability insurance policy insuring directors and officers of the registrant for covered losses as defined in the policy.

Item 7.	Exemption from Registration Claimed.

None

Item 8.	Exhibits

	(a)	Exhibits.

The following documents are filed as a part of this registration statement.

	5.1*	Opinion of Hallett & Perrin.

	23.1*	Consent of Hallett & Perrin (included in their opinion filed as Exhibit 5.1 hereto).

	23.2*	Consent of BDO Seidman, LLP.

	24*	Power of Attorney (included with signature page of this Registration Statement).

*	Filed herewith.

Item 9. Undertakings.

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on January 21, 2005.

DYNAMEX INC.

By:	/s/ Ray E. Schmitz
Ray E. Schmitz
Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Richard K. McClelland and Ray E. Schmitz, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each of said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that each of said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

Signature	Capacity	Date

/s/ Richard K. McClelland	President and	January 21, 2005
Richard K. McClelland	Chief Executive Officer
(Principal Executive Officer)

/s/ Ray E. Schmitz	Vice President and CFO	January 21, 2005
Ray E. Schmitz	(Principal Financial Officer)

/s/ David P. Fortune	Corporate Controller	January 21, 2005
David P. Fortune	(Principal Accounting Officer)

/s/ Kenneth H. Bishop	Director	January 21, 2005
Kenneth H. Bishop

/s/ Brian J. Hughes	Director	January 21, 2005
Brian J. Hughes

/s/ Wayne Kern	Director	January 21, 2005
Wayne Kern

/s/ Bruce E. Ranck	Director	January 21, 2005
Bruce E. Ranck

/s/ Stephen P. Smiley	Director	January 21, 2005
Stephen P. Smiley

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INDEX TO EXHIBITS

Exhibit	Description of Exhibit

5.1*	Opinion of Hallett & Perrin.

23.1*	Consent of Hallett & Perrin (included in their opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of BDO Seidman, LLP, independent accountants.

24*	Power of Attorney (included with signature page of this Registration Statement).

*	Filed herewith.

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